                          CERTIFICATE OF INCORPORATION

                                       OF

                             CINFUEL RESOURCES, INC.

     The  undersigned,  for the purpose of  organizing a  corporation  under the
General Corporation Law of the State of Delaware, certifies:

          FIRST: The name of the corporation is:

                             CinFuel Resources, Inc.

          SECOND:  The  address of the  corporation's  registered  office in the
     State of Delaware is the  Corporation  Trust  Center,  1209 Orange  Street,
     Wilmington,  Delaware  19801,  County  of  New  Castle.  The  name  of  the registered agent at such address is The Corporation Trust Company.

          THIRD:  The purpose of the  corporation is to engage in any lawful act or  activity  for which  corporations  may be  organized  under the General
     Corporation Law of the State of Delaware.

          FOURTH:  The total  number of  shares of stock  which the  corporation shall have authority to issue is five hundred (500) shares of common stock, without par value.

          FIFTH:  The name and mailing  address of the  incorporator  is Cecilia
     Temple, 139 East Fourth Street, 25 AT II, Cincinnati, Ohio 45202.

          SIXTH: A director of the corporation shall not be personally liable to the  corporation  or its  stockholders  for monetary  damages for breach of fiduciary  duty as a director,  except for  liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii)
     for  acts or  omissions  not in good  faith or  which  involve  intentional misconduct  or a knowing  violation of law,  (iii) under Section 174 of the
     Delaware  General  Corporation  Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General
     Corporation Law is amended after the date of the filing of this Certificate to authorize  corporate action further eliminating or limiting the personal liability of directors,  then the liability of director of the  corporation shall be  eliminated  or limited to the  fullest  extent  permitted  by the
     Delaware General  Corporation Law, as so amended. No repeal or modification of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such  director  occurring  prior to such repeal or modification.

          SEVENTH:  The  directors  shall  have  power to make,  alter or repeal by-laws, except as may otherwise be provided in the by-laws.

          EIGHTH:  Elections of directors need not be by written ballot,  except as may otherwise be provided in the by-laws.

          WITNESS my signature this 10th day of January 2002.

                                                         /s/ Cecilia Temple
                                                         ------------------
                                                         Cecilia Temple
                                                         Sole Incorporator